Exhibit 99.1

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2020 OF THE OIL AND NATURAL GAS

PROPERTIES ACQUIRED BY CONTANGO OIL & GAS COMPANY

ON FEBRUARY 1, 2021 FROM GRIZZLY OPERATING, LLC

Independent Auditor’s Report

Board of Directors and Members

Grizzly Energy, LLC

Houston, Texas

Opinion

We have audited the statement of revenues and direct operating expenses of the oil and natural gas properties (the “Properties”), as defined in Note 1, acquired on February 1, 2021 by Contango Oil & Gas Company, from Grizzly Operating, LLC, a wholly-owned subsidiary of Grizzly Energy, LLC (the “Company”), for the year ended December 31, 2020, and the related notes to the statement of revenues and direct operating expenses.

In our opinion, the accompanying statement of revenues and direct operating expenses present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statement of Revenues and Direct Operating Expenses section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 2, the accompanying statement of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the results of the operations of the Properties. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Statement of Revenues and Direct Operating Expenses

Management is responsible for the preparation and fair presentation of the statement of revenues and direct operating expenses in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenues and direct operating expenses that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Statement of Revenues and Direct Operating Expenses

Our objectives are to obtain reasonable assurance about whether the statement of revenues and direct operating expense as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statement of revenues and direct operating expenses.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the statement of revenues and direct operating expenses, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statement of revenues and direct operating expenses.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the statement of revenues and direct operating expenses.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Houston, Texas
April 1, 2021

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES ACQUIRED BY CONTANGO OIL &

GAS COMPANY ON FEBRUARY 1, 2021 FROM GRIZZLY OPERATING, LLC

(in thousands)

For the Year Ended December 31, 2020
Oil and condensate sales	$42,705
Natural gas sales	3,788
Natural gas liquids (NGLs) sales	5,380

Total revenues	51,873
Direct operating expenses:
Lease operating expense	35,948
Production taxes	4,868
Transportation, gathering, processing and compression expense	286

Total direct operating expenses	41,102

Excess of revenues over direct operating expenses	$10,771

The accompanying notes are an integral part of the statement of revenues and direct operating expenses.

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES ACQUIRED BY CONTANGO OIL &

GAS COMPANY ON FEBRUARY 1, 2021 FROM GRIZZLY OPERATING, LLC

Notes to the Financial Statement

Note 1: THE PROPERTIES

On November 30, 2020, Grizzly Operating, LLC (“Seller” or the “Company”) entered into a Purchase and Sale Agreement, dated November 27, 2020, with Contango Oil & Gas Company (“Contango”) (the “Purchase Agreement”) to sell certain oil and natural gas assets located in the Big Horn Basin in Wyoming and Montana, Powder River Basin in Wyoming and Permian Basin in Texas and New Mexico (the “Properties”) for approximately $58.0 million in cash, subject to adjustments for operations during the period between the effective date of August 1, 2020 and the closing date and other customary purchase price adjustments. The closing of this transaction was completed on February 1, 2021 for an aggregate adjusted purchase price of $53.3 million, subject to customary post-closing adjustments.

Note 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation:

The Properties were not accounted for or operated as a separate division by the Seller. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Grizzly’s management believes historical expenses of this nature associated with the Properties are not indicative of the costs to be incurred by Contango. Accordingly, a full separate set of financial statements reflecting the financial position, results of operations, and cash flows prepared in accordance with accounting principles generally accepted in the United States of America are not available for the Properties and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying financial statement represent the Company’s net working interest in the Properties and are presented on the accrual basis of accounting. The revenues and direct operating expenses presented herein relate only to the interests in the Properties sold and do not represent all the oil and natural gas operations of the Seller, the other owners, or other third party working interest owners. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded. The financial statement does not include the effects of realized derivative hedging gains and losses associated with the Properties. The financial statement presented is not intended to be a complete presentation of the financial condition or results of operations of the Properties and may not be indicative of the results of operations of the Properties going forward due to changes in the business and inclusion of the above mentioned expenses.

Historical financial information reflecting financial position, results of operations, and cash flows of the Properties is not presented because it would be impractical and costly to obtain since such financial information was not historically prepared by the Company. In addition, the Properties were a part of a larger enterprise prior to the sale to Contango, and representative amounts of indirect general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not necessarily allocated to the Properties, nor would such allocated historical costs be relevant to future operations of the Properties. The historical statements of revenues and direct operating expenses of the Properties are presented in order to substantially comply with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for businesses acquired.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company reviewed events occurring after the date of the financial statement which could affect the Properties financial position and/or results of operations for the period. The Company reviewed and evaluated events through April 1, 2021, the date this financial statement was available to be issued.

(b)	Concentrations of Credit Risk

The following purchasers accounted for 10% or more of the oil, natural gas and NGLs sales from the Properties during the year ended December 31, 2020:

Exxon Mobil Corporation	31%
Phillips 66 Company	13%

(c)	Revenue from Contracts with Customers:

Sales of oil, natural gas and NGLs are recognized at the point control of the product is transferred to the customer and collectability is reasonably assured. Virtually all of the contracts’ pricing provisions are tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, quality of the oil or natural gas, and prevailing supply and demand conditions. As a result, the price of the oil, natural gas, and NGLs fluctuates to remain competitive with other available oil, natural gas, and NGLs supplies.

Oil sales

Oil sales contracts are generally structured in one of the following ways:

i.

Oil production is sold at the wellhead and an agreed-upon index price is collected, net of pricing differentials. In this scenario, revenue is recognized when control transfers to the purchaser at the wellhead at the net price received.

ii.

Oil is delivered to the purchaser at a contractually agreed-upon delivery point at which the purchaser takes custody, title, and risk of loss of the product. Under this arrangement, a third party is paid to transport the product and receive a specified index price from the purchaser with no deduction. In this scenario, revenue is recognized when control transfers to the purchaser at the delivery point based on the price received from the purchaser. Oil revenues are recorded net of these third-party transportation fees in statement of revenues and direct operating expenses.

Natural gas and NGLs Sales

Under most of the natural gas processing contracts related to the Properties, natural gas is delivered to a midstream processing entity at the wellhead or the inlet of the midstream processing entity’s system. The midstream processing entity gathers and processes the natural gas and remits proceeds for the resulting sales of NGLs and residue gas. In these scenarios, an evaluation is made as to whether the seller is a principal or an agent in the transaction. For those contracts where the seller is the principal and the ultimate third party is the customer, revenue is recognized on a gross basis, with transportation, gathering, processing and compression fees presented as an expense in the statement of revenues and direct operating expenses. Alternatively, for those contracts where it is concluded the seller is the agent and the midstream processing entity is the customer, natural gas and NGLs revenues is recognized based on the net amount of the proceeds received from the midstream processing.

In certain natural gas processing agreements, it may be elected to take the residue gas and/or NGLs in-kind at the tailgate of the midstream entity’s processing plant and subsequently market the product. Through the marketing process, product is delivered to the ultimate third-party purchaser at a contractually agreed-upon delivery point and a specified index price is received from the purchaser. In this scenario, revenue is recognized when control transfers to the purchaser at the delivery point based on the index price received from the purchaser. The gathering, processing and compression fees attributable to the gas processing contract, as well as any transportation fees incurred to deliver the product to the purchaser, are presented as transportation, gathering, processing and compression expense in the statement of revenues and direct operating expenses.

Transaction price allocated to remaining performance obligations

A significant number of product sales are short-term in nature with a contract term of one year or less. For those contracts, the practical expedient in ASC 606-10-50-14 has been utilized providing an exemption from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less.

For product sales that have a contract term greater than one year, the practical expedient in ASC 606-10-50-14(a) is utilized which eliminates the requirement to disclose the transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to a wholly unsatisfied performance obligation. Under these sales contracts, each unit of product generally represents a separate performance obligation; therefore, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required.

Prior-period performance obligations

Revenue is recorded in the month production is delivered to the purchaser. However, settlement statements for certain natural gas and NGLs sales may not be received for 30 to 90 days after the date production is delivered, and as a result, estimation is required of the amount of production delivered to the purchaser and the price that will be received for the sale of the product. Differences are recorded between the estimates and the actual amounts received for product sales in the month that payment is received from the purchaser.

(d)	Direct operating expenses:

Direct operating expenses are recognized when incurred and consist of direct expenses of the Properties. The direct operating expenses include lease operating expenses, production taxes and transportation, gathering, processing and compression expense. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and natural gas production activities.

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES ACQUIRED BY CONTANGO OIL &

GAS COMPANY ON FEBRUARY 1, 2021 FROM GRIZZLY OPERATING, LLC

SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION

(UNAUDITED)

OIL AND NATURAL GAS RESERVE INFORMATION

Proved oil and gas reserve quantities are based on internal estimates prepared by the Company in accordance with guidelines established by the Securities and Exchange Commission based on the 12-month unweighted first-day-of-the-month average prices as of December 31, 2020, with appropriate adjustments by property for location, quality, gathering and marketing adjustments..

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

	Crude Oil	Natural Gas	NGLs	Total
	(Mbbl)	(MMcf)	(Mbbl)	(Mboe)

Net Proved Reserves as of:
December 31, 2019	22,666	38,864	5,513	34,656
Revisions of previous estimates	(8,698)	(13,310)	(2,355)	(13,271)
Extensions, discoveries, and other	40	99	16	72
Production	(1,242)	(6,998)	(408)	(2,816)

December 31, 2020	12,766	18,655	2,766	18,641

Proved Developed Reserves as of:
December 31, 2019	18,343	31,999	4,140	27,816
December 31, 2020	12,766	18,655	2,766	18,641

Proved Undeveloped Reserves as of:
December 31, 2019	4,323	6,865	1,373	6,840
December 31, 2020	—	—	—	—

During the year ended December 31, 2020, the Company removed all proved undeveloped reserves related to the Properties that became uneconomic due to the decline in commodity prices.

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES ACQUIRED BY CONTANGO OIL &

GAS COMPANY ON FEBRUARY 1, 2021 FROM GRIZZLY OPERATING, LLC

SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION

(UNAUDITED)

FUTURE NET CASH FLOWS EXCLUDING INCOME TAXES

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (Standardized Measure) is a disclosure requirement under Accounting Standards Codification (ASC) 932. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the Properties, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used. An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions. Additionally, the standardized measure and changes in standardized measure presented here excludes income taxes as the tax basis of the properties is not applicable on a go forward basis.

For the December 31, 2020 calculation in the following table, estimated future cash inflows were computed using 2020 12-month unweighted average first-day-of-the-month prices of $39.57 per barrel of oil and $1.99 per Mcf for natural gas with no escalation in future years. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation in future years. As mentioned above, the standardized measure presented here excludes the effects of income taxes as the tax basis for the properties is not applicable on a going forward basis. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for federal or state income taxes.

The following table sets forth unaudited information concerning future net cash flows excluding income taxes for oil and natural gas reserves associated with the Properties.

(in thousands)	At December 31, 2020
Future cash inflows	$460,730
Future production costs	(288,270)
Future development costs	(50,563)

Future net cash flows	121,897
10 percent annual discount for estimated timing of cash flows	(54,304)

Discounted future net cash flows	$67,593

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES ACQUIRED BY CONTANGO OIL &

GAS COMPANY ON FEBRUARY 1, 2021 FROM GRIZZLY OPERATING, LLC

SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION

(UNAUDITED)

The following table sets forth the principal sources of change in discounted future net cash flows excluding income taxes associated with the Properties for the year ended December 31, 2020 (in thousands).

Beginning of Year	$201,230
Sales, net of production costs	(10,771)
Net change in prices and production costs	(143,226)
Extensions, discoveries and improved recovery, net of costs	1,588
Change in future development costs	58,739
Accretion of discount	20,123
Revision of quantity estimates	(54,902)
Change in production rates, timing and other	(5,188)

End of Year	$67,593